ACTION BY WRITTEN CONSENT OF THE DIRECTORS OF
                      INDUSTRIAL DATA SYSTEMS CORPORATION

     The undersigned, being all of the members of the Board of Directors of INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation (the "CORPORATION"), do hereby consent to the following action and adopt the following resolutions, as if at a meeting, in accordance with NRS 78.315:

          1. WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the CORPORATION to execute an agreement and plan of reorganization by and among INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation ("BUYERS") and WILLIAM A. COSKEY and HULDA L. COSKEY ("SELLERS") and incorporated by reference herein; it is

          RESOLVED, that the Agreement and Plan of Reorganization by and among INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation and WILLIAM A. COSKEY and HULDA L. COSKEY be executed.

          2. WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the CORPORATION to execute the above-described Agreement wherein the SELLERS are willing to transfer 200,000 shares of INDUSTRIAL DATA SYSTEMS, INC.'s, a Texas corporation, Common Stock to the BUYERS in exchange for 9,500,000 shares of CORPORATION'S Common Stock under the terms and conditions as set forth in the AGREEMENT AND PLAN OF REORGANIZATION and incorporated by reference herein, it is

          RESOLVED, that the CORPORATION upon the signing of the Agreement will issue 9,500,000 (4,750,000 each to WILLIAM A. COSKEY AND HULDA L. COSKEY) of its Common Stock to the SELLERS in exchange for 200,000 shares of INDUSTRIAL DATA SYSTEMS, INC.'S, a Texas corporation Common Stock under the terms and conditions as set forth in the AGREEMENT AND PLAN OF REORGANIZATION.

          IT IS FURTHER RESOLVED that in connection with the issue of the 9,500,000, the Seller's interest in the 100,000 shares of the CORPORATION indicated by the Minutes of the Organizational Meeting of the CORPORATION be cancelled and such cancelled shares be included and issued in the 9,500,000 shares issued under the aforementioned AGREEMENT AND PLAN OF REORGANIZATION.

          3. WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the CORPORATION that this exchange qualify as a tax-free reorganization under ^368(a) of the Internal Revenue Code of 1986, it is

          RESOLVED, that both the CORPORATION and the SELLERS will qualify as a tax-free reorganization under 368(a) of the Internal Revenue Code of 1986.

August 1, 1994                                  /s/  LEISA C. STILWELL
Date                                                 LEISA C. STILWELL, Director

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